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                                                                     EXHIBIT 5.1

                            DEWEY BALLANTINE LLP [LETTERHEAD]






                                    May 18, 2001


AppliedTheory Corporation
1500 Broadway, 3rd Floor
New York, NY 10036

            Re:   AppliedTheory Corporation
                  Registration Statement on Form S-3

Ladies and Gentlemen:

            This opinion is furnished by us as counsel for AppliedTheory Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed today by the Company with the Securities and Exchange Commission (the "Commission") via EDGAR. The Registration Statement relates to the resale from time to time by the parties identified therein of shares of common stock, par value $.01 per share, of the Company, which they acquired through the Company's acquisition of Tabor Interactive, Inc., now a wholly-owned subsidiary of the Company.

            This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

      We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company or public officials and such other documents as we have deemed appropriate as a basis for the opinions express below.

            Based upon the foregoing, we are of the opinion that:

            1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

            2. The shares of the Company's common stock being offered pursuant to the Registration Statement by David Tabor, Cheryl Tabor, Joseph Zeimentz and Michael Stadulis have been duly authorized, validly issued and are fully paid and nonassessable.





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      We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction except the State of New York, the federal law of the United States of America, and the General Corporation Law of the State of Delaware.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Commission promulgated thereunder.



                                    Very truly yours,

                                    /s/ Dewey Ballantine LLP

                                    DEWEY BALLANTINE LLP